Exhibit 8.1

Subsidiaries of Celltech

Celltech R&D Limited.

Chiroscience Group Limited

Cistron Biotechnology, Inc.

Darwin Discovery Limited.

Darwin Molecular Corporation

Chiroscience R&D Limited.

Confirmant Limited

Celltech R&D Inc.

Celltech Europe Limited.

Celltech U.S. Limited.

Celltech Therapeutics Inc.

Celltech Japan Limited.

Medeva Limited

Medeva International Limited

Celltech Pharma Europe Limited

International Medication Systems (UK) Limited

Evans Healthcare Limited

Medeva Holdings B.V.

Celltech Pharma S.A. (Spain)

Celltech Pharma S.A. (Portugal)

IMS (Overseas) S.A.

Medeva France S.A.

Celltech US LLC

Celltech Pharmaceuticals Limited

Celltech Pharma Holding GmbH

Celltech Nordic ApS

Medeva B.V.

Celltech Pharma S.A.

Celltech Pharma Ireland

Celltech Reinsurance (Ireland) Limited

Celltech Insurance (Ireland) Limited

Celltech Pharma S.A.

Medeva Pharma Schweiz AG

Celltech US, Inc.

Celltech Holdings Inc.

Celltech Americas, Inc.

Subsidiaries of Celltech

Celltech Manufacturing CA, Inc.

Celltech Pharmaceuticals, Inc.

Celltech Manufacturing, Inc.

Upstate Pharma, LLC

Celltech Technologies Inc

Medevale Pharmaservices Limited.

Celltech Limited

Celltech Manufacturing Services Limited

Celltech Pharma GmbH & Co. KG

Celltech Pharma Beteiligungs GmbH

Celltech Deutschland GmbH & Co. KG

Oxford GlycoSciences Limited

Celltech BV

Oxford GlycoSciences (UK) Limited

Oxford GlycoTherapeutics Limited

Oxford GlycoSciences Inc